Exhibit 10.13

                                                                       EXHIBIT 1


                             SIMMONS HOLDINGS, INC.
                         MANAGEMENT STOCK INCENTIVE PLAN

          1.  Establishment and Purpose of the Plan.  This Management Stock
              -------------------------------------
Incentive Plan (the "Plan") is established by Simmons Holdings, Inc., a Delaware corporation ("Issuer"), as of March 22, 1996. The Plan is designed to enable Issuer to attract, retain, reward and motivate members of the management and certain other officers, key employees, non-employee directors and service providers of Issuer, Simmons Company, a Delaware corporation ("Employer") and its subsidiaries, by providing for or increasing their proprietary interest in Issuer. The Plan provides for the grant of options ("Options") that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Options that do not so qualify ("Non-Qualified Options"), for the grant of stock appreciation rights ("Stock Appreciation Rights"), for the grant of the right to receive stock at the end of a specified deferral period ("Deferred Stock"), and for the sale or grant of restricted stock ("Restricted Stock").

          2.  Stock Subject to Plan.  The maximum number of shares of stock
              ---------------------
that may be subject to Options or Stock Appreciation Rights granted hereunder and the number of shares of stock that may be granted or sold as Deferred Stock or Restricted Stock hereunder shall not in the aggregate exceed 5,488,070 shares of the Class C Stock, $.01 par value (the "Shares"), of Issuer, subject to adjustment under Section 14 hereof. The Shares that may be subject to Options, Stock Appreciation Rights, or Deferred Stock granted and Restricted Stock sold or granted under the Plan may be authorized and unissued Shares or Shares reacquired by Issuer and held as treasury stock.

          Shares that are subject to the unexercised portions of any Options or Stock Appreciation Rights that expire, terminate or are canceled, Shares of Deferred Stock that are not delivered, Shares of Restricted Stock that are reacquired by Issuer pursuant to the restrictions thereon, and Shares withheld or surrendered in payment of any exercise price of Options or taxes relating to Options, Stock Appreciation Rights, Deferred Stock or Restricted Stock, shall again be available for the grant of Options, Stock Appreciation Rights or Deferred Stock and the sale or grant of Restricted Stock under the Plan. If a Stock Appreciation Right is exercised, any Option or portion thereof that is surrendered in connection with such exercise shall terminate and the Shares theretofore subject to the Option or portion thereof shall not be available for further use under the Plan.

          In addition to the grant of Options, Stock Appreciation Rights, Deferred Stock and Restricted Stock to Participants (as hereinafter defined), Issuer may also issue Restricted Stock to non-Participants to be held for the benefit of the Participants.

          3.  Shares Subject to Certificate of Designation.  All Shares
              --------------------------------------------
issuable under Options, Stock Appreciation Rights or Deferred Stock and all Shares of Restricted Stock sold or



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granted pursuant to this Plan shall be subject to the terms and restrictions contained in the Certificate of Designation of issuer. A copy of the Certificate of Designation shall be delivered or otherwise made available to the recipient of an Option, Stock Appreciation Right, Deferred Stock or Restricted Stock at the time of grant or issuance.

          4.  Administration.  The Plan shall be administered by a committee
              --------------
(the "Committee") appointed by the Board of Directors (the "Board") of issuer. If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

          All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the agreements and other instruments evidencing Options, Stock Appreciation Rights and Deferred Stock granted and Restricted Stock sold or granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Eligible Participants, as hereinafter defined. Notwithstanding the foregoing, any dispute arising under any Agreement (as defined below) shall be resolved pursuant to the dispute resolution mechanism set forth in such Agreement.

          Subject to the express provisions of the Plan, the Committee shall determine the number of Shares subject to grants or sales and the terms thereof, including the provisions relating to the exercisability of Options and Stock Appreciation Rights, lapse and nonlapse restrictions upon the Shares obtained or obtainable under the Plan and the termination and/or forfeiture of Options, Stock Appreciation Rights, Deferred Stock and Restricted Stock under the Plan. The terms upon which Options, Stock Appreciation Rights and Deferred Stock are granted and Restricted Stock is sold or granted shall be evidenced by a written agreement executed by Issuer and the Participant to whom such Options, Stock Appreciation Rights, Deferred Stock or Restricted Stock are sold or granted (the "Agreement").

          5.  Eligibility.  Persons who shall be eligible for grants of
              -----------
Options, Stock Appreciation Rights, or Deferred Stock or sales or grants of Restricted Stock hereunder ("Eligible Participants") shall be those employees, non-employee directors or service providers of issuer, Employer or a subsidiary of Employer who are members of a select group of management or other key persons that the Committee may from time to time designate to participate under the Plan ("Participants") through grants of Non-Qualified Options, Incentive Stock Options, Stock Appreciation Rights, Deferred Stock, and/or through sales or grants of Restricted Stock.

          6.  Terms and Conditions of Options.  No Incentive Stock Option shall
              -------------------------------
be granted for a term of more than ten years or to a Participant who is not an employee, except that if such Incentive Stock Option is granted to a Participant who on the date of grant is treated under Section 424(d) of the Code as owning stock (not including stock purchasable under


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outstanding options) possessing more than ten percent of the total combined voting power of all classes of issuer's stock, the term shall not be more than five years. No Non-Qualified Option shall be granted for a term of more than ten years and thirty days. Options may, in the discretion of the Committee, be granted with associated Stock Appreciation Rights or be amended so as to provide for associated Stock Appreciation Rights. The Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan. The Committee shall designate as such those Options intended to be eligible to qualify and be treated as Incentive Stock Options and, correspondingly, those Options not intended to be eligible to qualify and be treated as Incentive Stock Options.

          7.  Exercise Price of Options.  The exercise price for each Non-
              -------------------------
Qualified Option granted hereunder shall be set forth in the Agreement. For so long as required under Section 422 of the Code and the regulations promulgated thereunder (or any successor statute or rules), the exercise price of any Option intended to be eligible to qualify and be treated as an Incentive Stock Option shall not be less than the fair market value of the Shares on the date such Incentive Stock Option is granted, except that if such Incentive Stock Option is granted to a Participant who on the date of grant is treated under Section 424(d) of the Code as owning stock (not including stock purchasable under outstanding options) possessing more than ten percent of the total combined voting power of all classes of Issuer's stock, the exercise price shall not be less than one hundred ten percent (110%) of the fair market value of the Shares on the date such Incentive Stock Option is granted.

          For all Options granted within six months of the date of adoption of the Plan, the fair market value of the Shares subject to the Option shall be $2.66. Thereafter, the fair market value of Shares for the purposes of this Plan shall be determined by the Board, whose valuation shall be binding upon each Optionee.

          Payment for Shares purchased upon exercise of any Option granted hereunder shall be in cash at the time of exercise, except that, if either the Agreement so provides or the Committee so permits, and if Issuer is not then prohibited from doing so, such payment may be made in whole or in part with shares of stock of the same class as the stock then subject to the Option. The Committee also may on an individual basis permit payment or agree to permit payment by such other alternative means as may be lawful, including by delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to Issuer the amount of sale or loan proceeds required to pad the exercise price.

          8.  Non-transferability.  Unless provided otherwise in the
              -------------------
Agreement, any Option granted under this Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

          9.  Incentive Stock Options.  The provisions of the Plan are
              -----------------------
intended to satisfy the requirements set forth in Section 422 of the Code and the regulations promulgated thereunder


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(including the aggregate fair market value limits set forth in Section 422(d)
of the Code) with respect to Incentive Stock Options granted under the Plan. For so long as required under Section 422 of the Code and the regulations promulgated thereunder (or any successor statute or rules), during the term of the Plan, the aggregate fair market value of the Shares with respect to which Incentive Stock Options are first exercisable by an Eligible Participant who is an employee during any calendar year shall not exceed $100,000. For the purpose of this Section 9, the fair market value of the Shares shall be determined at the time the Incentive Stock Option is granted.

          10.  Stock Appreciation Rights.  The Committee may, under such terms
               -------------------------
and conditions as it deems appropriate, grant to any Eligible Participant selected by the Committee Stock Appreciation Rights, which may or may not be associated with Options. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount equal to the excess of the fair market value, as defined by the Committee, of the underlying Shares on the date of exercise over the Stock Appreciation Right's exercise price. Such payment may be made in additional Shares valued at their fair market value on the date of exercise or in cash, or partly in Shares and partly in cash, as the Committee may designate. The Committee may require that any Stock Appreciation Right shall be subject to the condition that the Committee may at any time in its absolute discretion not allow the exercise of such Stock Appreciation Right and that the Option, if any, with which the Stock Appreciation Right is associated be canceled upon exercise of the Stock Appreciation Right. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be necessary or desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          11.  Deferred Stock.  The Committee may grant Deferred Stock under the
               --------------
Plan (either independently or in connection with the exercise of Options or Stock Appreciation Rights under the Plan) to Eligible Participants selected by the Committee. The Committee shall in each case determine the number of Shares of Deferred Stock to be granted and the terms and duration of the deferral period to be imposed upon those Shares.

          12.  Restricted Stock.  The Committee may sell or grant Restricted
               ----------------
Stock under the Plan (either independently or in connection with the exercise of Options or Stock Appreciation Rights under the Plan) to Eligible Participants selected by the Committee. The Committee shall in each case determine the number of Shares of Restricted Stock to be sold or granted, the price at which such Shares are sold, if applicable, and the terms and duration of the restrictions to be imposed upon those Shares.

          13.  Investment Representation.  Each Agreement may contain an
               -------------------------
agreement that, upon demand by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or such other person to purchase any Shares.


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          14.  Adjustments.  In the event of any one or more reorganizations,
               -----------
recapitalizations, stock splits, reverse stock splits, stock dividends, or similar events, an appropriate adjustment shall be made in the number, exercise or sale price and/or type of shares or securities for which Options, Stock Appreciation Rights or Deferred Stock may thereafter be granted and Restricted Stock may thereafter be sold or granted under the Plan. The Committee also shall designate the appropriate changes that shall be made in Options, Stock Appreciation Rights or Deferred Stock, or rights to purchase Restricted Stock under the Plan, so as to preserve the value of any such Options, Stock Appreciation Rights, Deferred Stock or Restricted Stock. The Committee may do so either at the time the Option, Stock Appreciation Right or Deferred Stock is granted or Restricted Stock offered or at the time of the event causing the adjustments. Any such adjustment in outstanding Options or Stock Appreciation Rights shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options or Stock Appreciation Rights. Any such adjustments in outstanding rights to purchase Restricted Stock shall be made without changing the aggregate purchase price of such Restricted Stock.

          15.  Duration of Plan.  Neither Options, Stock Appreciation Rights,
               ----------------
nor Deferred Stock may be granted, and Restricted Stock may not be sold or granted, under the Plan after March 22, 2006.

          16.  Amendment and Termination of the Plan.  The Board may at any time
               -------------------------------------
amend, suspend or terminate the Plan. The Committee may amend the Plan or any Agreement issued hereunder to the extent necessary for any Option, Stock Appreciation Right or Deferred Stock granted or Restricted Stock sold or granted under the Plan to comply with applicable tax or securities laws. If Issuer shall become a reporting company under the Exchange Act and if the Board determines that the approval of the stockholders of Issuer is advisable and necessary for compliance with Exchange Act Rule 16b-3 or Section 162(m) of the Code, or any successor or similar rule or regulation, no such action of the Board or the Committee shall be permitted unless taken with or ratified by such approval.

          No Option, Stock Appreciation Right or Deferred Stock may be granted or Restricted Stock sold or granted during any suspension of the Plan or after the termination of the Plan. No amendment, suspension or termination of the Plan or of any Agreement issued hereunder shall, without the consent of the affected holder of such Option, Stock Appreciation Right, Deferred Stock or Restricted Stock, alter or impair any fights or obligations in and Option, Stock Appreciation Right, Deferred Stock or Restricted Stock theretofore granted or sold to such holder under the Plan.

          17.  Nature of Plan.  This Plan is intended to qualify as a
               --------------
compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key persons.

          18.  Cancellation of Options.  Any Option granted under the Plan may
               -----------------------
be canceled at any time with the consent of the holder and a new Option may be granted to such holder in lieu thereof.



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          19.  Withholding Taxes.  Whenever Shares are to be issued with respect
               -----------------
to the exercise of Options or amounts are to be paid or income earned with respect to Stock Appreciation Rights, Deferred Stock or Restricted Stock under the Plan, the Committee in its discretion may require the Participant to remit to Issuer, prior to the delivery of any certificate or certificates for such Shares or the payment of any such amounts, all or any part of the amount determined in the Committee's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (the "Withholding Obligation") that Issuer or its counsel determines may arise with respect to such exercise, issuance or payment. Pursuant to a procedure established by the Committee or as set forth in the Agreement, the Participant may (i) request Issuer to withhold delivery of a sufficient number of Shares or a sufficient amount of the Participant's compensation, or (ii) deliver a sufficient number of previously issued Shares, to satisfy the withholding Obligation.



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                                                                       EXHIBIT 2


EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION AND AMORTIZATION
(IN THOUSANDS OF DOLLARS)

                      (A)            (B)                  (C)
                                   Cumulative          Adjustment
 Fiscal Year         Target         Target               Factor
 -----------         ------         ------               --------

1996                 38,581                               7,934
1997                 44,724         83,305                8,794
1998                 51,977        135,282                7,477
1999                 58,025        193,307                7,977
2000                 64,535        257,842                8,154

          Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is defined as Consolidated Net Income (loss) of Issuer and its subsidiaries as it would appear on a statement of income (loss), which shall reflect a reduction for all management and employee bonuses payable with respect to the Fiscal Year, of consolidated Issuer prepared in accordance with U.S. GAAP, consistently applied; plus (minus), to the extent such amounts are otherwise taken into account in determining EBITDA (prior to adjustment), the following:

          1. Any provision (benefit) for taxes (including franchise taxes) deducted (added) in calculating such consolidated net income (loss); plus

          2. Any interest expense (net of interest income) deducted in calculating such consolidated net income (loss); (minus)

          3. Costs charged against any purchase accounting reserves established in connection with the acquisition; (minus)

          4. The effects of the reversal of any excess purchase accounting reserves established in connection with the acquisition; plus

          5. Amortization expenses deducted in calculating consolidated net income (loss); plus

          6. Depreciation expenses deducted in calculating consolidated net income (loss); plus

          7.  Management fees paid to Investcorp; plus (minus)

          8. Any unusual losses (gains) deducted (added) in calculating consolidated net income (loss). (Unusual items are intended to include transactions considered outside the



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ordinary course of business.  EBITDA will be adjusted to eliminate the effects, if any, of such transactions, the intent being to calculate EBITDA as if such transactions had not occurred); plus (minus)

          9. Any compensation expense (income) deducted (added) in calculating consolidated net income (loss) attributable to transactions involving equity securities of Issuer or its subsidiaries; plus

          10. SWIFT and UNITE expenses to the extent such amount is not duplicated above; minus

          11.  The amount of the adjustment factor set forth in column
(C) above.

EBITDA shall be determined based upon the Bank Case Financial Model dated February 22, 1996 (2:55 p.m.). The Optionee and his or her representative shall be provided reasonable opportunity to review the computation of EBITDA and reasonable access to the data and information supporting such computation, but the Board's determination shall be conclusive and binding.



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